                                                                    EXHIBIT 25.1

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                          -------------------------

         STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS
                                   TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                 TRUSTEE PURSUANT TO SECTION 305(b)(2)_________

                          -------------------------

                       U.S. TRUST COMPANY OF TEXAS, N.A.
              (Exact name of trustee as specified in its charter)

                                                              75-2353745
  (State of incorporation                                  (I.R.S. employer
  if not a national bank)                                 identification No.)

 2001 Ross Ave, Suite 2700                                      75201
       Dallas, Texas                                          (Zip Code)
   (Address of trustee's
principal executive offices)

                               Compliance Officer
                       U.S. Trust Company of Texas, N.A.
                           2001 Ross Ave, Suite 2700
                              Dallas, Texas  75201
                                 (214) 754-1200
           (Name, address and telephone number of agent for service)

                          -------------------------

                       Associated Materials Incorporated
              (Exact name of obligor as specified in its charter)

                Delaware                                     75-1872487
    (State or other jurisdiction of                        (I.R.S. employer
     incorporation or organization)                       identification No.)

   2200 Ross Avenue, Suite 4100 East
            Dallas, Texas                                      75201
(Address of principal executive offices)                     (Zip Code)

                          -------------------------

                   ______% Senior Subordinated Notes due 2008
                      (Title of the indenture securities)

================================================================================

                                    GENERAL

1.       General Information.

         Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                          Federal Reserve Bank of Dallas (11th District),
                                  Dallas, Texas (Board of Governors of the
                                  Federal Reserve System)
                          Federal Deposit Insurance Corporation, Dallas, Texas The Office of the Comptroller of the Currency,
                                  Dallas, Texas

         (b)     Whether it is authorized to exercise corporate trust powers.

                          The Trustee is authorized to exercise corporate
                                  trust powers.

2.       Affiliations with Obligor and Underwriters.

         If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

         None.

3.       Voting Securities of the Trustee.

         Furnish the following information as to each class of voting securities of the Trustee:

                             As of December 4, 1997
--------------------------------------------------------------------------------
              Col A.                                           Col B.
--------------------------------------------------------------------------------
          Title of Class                                 Amount Outstanding
--------------------------------------------------------------------------------
Capital Stock - par value $100 per share                    5,000 shares

4.       Trusteeships under Other Indentures.
         -----------------------------------

         Not Applicable

5.       Interlocking Directorates and Similar Relationships with the Obligor
         --------------------------------------------------------------------
         or Underwriters.
         ---------------

         Not Applicable

6.       Voting Securities of the Trustee Owned by the Obligor or its
         ------------------------------------------------------------
         Officials.
         ---------

         Not Applicable

7.       Voting Securities of the Trustee Owned by Underwriters or their
         ---------------------------------------------------------------
         Officials.
         ---------

         Not Applicable

8.       Securities of the Obligor Owned or Held by the Trustee.
         ------------------------------------------------------

         Not Applicable

9.       Securities of Underwriters Owned or Held by the Trustee.
         -------------------------------------------------------

         Not Applicable

10.      Ownership or Holdings by the Trustee of Voting Securities of Certain
         --------------------------------------------------------------------
         Affiliates or Security Holders of the Obligor.
         ---------------------------------------------

         Not Applicable

11.      Ownership or Holdings by the Trustee of any Securities of a Person
         ------------------------------------------------------------------
         Owning 50 Percent or More of the Voting Securities of the Obligor.
         -----------------------------------------------------------------

         Not Applicable

12.      Indebtedness of the Obligor to the Trustee.
         ------------------------------------------

         Not Applicable

13.      Defaults by the Obligor.
         -----------------------

         Not Applicable

14.      Affiliations with the Underwriters.
         ----------------------------------

         Not Applicable

15.      Foreign Trustee.
         ---------------

         Not Applicable

16.      List of Exhibits.
         ----------------

         T-1.1   -  A copy of the Articles of Association of U.S. Trust Company of Texas, N.A.. incorporated herein by reference to Exhibit
                    T-1.1 filed with Form T-1 Statement, Registration No.
                    22-21897.

16.      (con't.)

         T-1.2   -  A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration
                    No. 22-21897.

         T-1.3   -  A copy of the authorization of the Trustee to exercise
                    corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration
                    No. 22-21897.

         T-1.4   -  A copy of the By-laws of the U.S. Trust Company of Texas,
                    N.A.. as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement,
                    Registration No. 22-21897.

         T-1.6   -  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

         T-1.7   -  A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE

As of December 4, 1997, the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of December 4, 1997, U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 19,033,829 shares of $5 par value Common Stock as of December 4, 1997.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                          -------------------------

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 4th day of December, 1997.

                                        U.S. Trust Company
                                        of Texas, N.A., Trustee



                                        By:  /s/ John Stohlmann
                                             ----------------------------------
                                             John Stohlmann
                                             Vice President

                                                                   Exhibit T-1.6



                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Associated Materials Incorporated _____% senior Subordinated Notes due 2008, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.



                                        U.S. Trust Company of Texas, N.A.



                                        By:  /s/ John Stohlmann
                                             ----------------------------------
                                             John Stohlmann
                                             Vice President

                                                                  Board of Governors of the Federal Reserve System
                                                                  OMB Number:  7100-0036
Federal Financial Institutions Examination Council
                                                                  Federal Deposit Insurance Corporation
                                                                  OMB Number:  3064-0052

                                                                  Office of the Comptroller of the Currency
                                                                  OMB Number:  1557-0081
                                                                  Expires March 31, 2000


                                                                  Please Refer to Page i, Table of Contents,
(LOGO)                                                            for the required disclosure of estimated      [1]
                                                                  burden.
------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC OFFICES ONLY AND
TOTAL ASSETS OF LESS THAN $100 MILLION - - FFIEC 034
                                                                            (970331)
                                                                           -----------
REPORT AT THE CLOSE OF BUSINESS September 30,1997                          (RCRI 9999)

This report is required by law: 12 U.S.C. Section 324 (State      This report form is to be filed by banks with domestic
member banks); 12 U.S.C. Section 1817 (State nonmember banks);    offices only. Banks with branches and consolidated
and 12 U.S.C. Section 161 (National banks).                       subsidiaries in U.S. territories and possessions,  Edge or
                                                                  Agreement subsidiaries, foreign branches,  consolidated
                                                                  foreign subsidiaries, or International Banking Facilities
                                                                  must file FFIEC 031.
------------------------------------------------------------------------------------------------------------------------------
NOTE: The Reports of Condition and Income must be signed by an    The Reports of Condition and Income are to be prepared in
authorized officer and the Report of Condition must be attested   accordance with Federal regulatory authority instructions.
to by not less than two directors (trustees) for State            NOTE:  these instructions may in some cases differ from
nonmember banks and three directors for State member National     and generally accepted accounting principles.
Banks.
                                                                  We, the undersigned directors (trustees), attest to the
I,      Alfred B. Childs, SVP & Cashier                           correctness of this Report of Condition (including the
  ------------------------------------------------------------    supporting schedules) and declare that it has been examined
        Name and Title of Officer Authorized to Sign Report       by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the
of the named bank do hereby declare that these Reports of         appropriate Federal regulatory authority and is true and
Condition and Income (including the supporting schedules) have    correct.
been prepared in conformance with the instructions issued by
the appropriate Federal regulatory authority and are true to      /s/ Stuart M. Pearman
the best of my knowledge and belief.                              -----------------------------------------------------------
                                                                  Director (Trustee)

/s/         Alfred B. Childs                                      /s/ J.T. Moore
--------------------------------------------------------------    -----------------------------------------------------------
Signature of Officer Authorized to Sign Report                    Director (Trustee)


            10/15/97                                              /s/ Peter J. Denker
--------------------------------------------------------------    -----------------------------------------------------------
Date of Signature                                                 Director (Trustee)

------------------------------------------------------------------------------------------------------------------------------

FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANKS: Return the original and one copy to the       NATIONAL BANKS: Return the original only in the special
appropriate Federal Reserve District Bank.                        return address envelope provided. If express mail is used
                                                                  in lieu of the special return address envelope, return the
STATE NONMEMBER BANKS: Return the original only in the            original only to the FDIC, c/o Quality Data Systems, 2127 Espey
special return address envelope provided. If express mail         Court, Suite 204, Crofton, MD 21114.
is used in lieu of the special return address envelope,
return the original only to the FDIC, c/o Quality Data
Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      09-30-97
FDIC Certificate Number ____________                             Banks should affix the address label in this space.
                         (RCRI 9050)

                                                                 U. S. Trust Company of Texas, National Association
                                                                 ----------------------------------------------------------
                                                                 Legal Title of Bank (TEXT 9010)

                                                                 2001 Ross Avenue, Suite 2700
                                                                 ----------------------------------------------------------
                                                                 City (TEXT 9130)

                                                                 Dallas, TX                            75201
                                                                 ----------------------------------------------------------
                                                                 State Abbrev. (TEXT 9200)             Zip Code (TEXT 9220)


Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

U.S. TRUST COMPANY OF TEXAS, N.A.           Call Date:  09/30/97          State #:   6797         FFIEC 034
2100 ROSS AVENUE, SUITE 2700                Vendor ID:  D                 Cert #:    33217           RC-2
DALLAS, TX  75201                           Transit #:  11101765
                                                                                                  ---------
                                                                                                      9
                                                                                                  ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                                         C100<-
                                                                                                 Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
ASSETS
                                                                                                      RCON
 1.    Cash and balances due from depository institutions:                                            ----
       a.  Noninterest-bearing balances and currency and coin(1,2)_________________________________   0081               882 1.a
       b.  Interest bearing balances(3)____________________________________________________________   0071               916 1.b
 2.    Securities:
       a.  Held-to-maturity securities (from Schedule RC-B, column A)______________________________   1754                 0 2.a
       b.  Available-for-sale securities (from Schedule RC-B, column D)____________________________   1773           128,787 2.b
 3.    Federal funds sold (4) and securities purchased under agreements to resell__________________   1350             6,000 3
                                                                                   RCON
 4.    Loans and lease financing receivables:                                      ----
       a.  Loans and leases, net of unearned income (from Schedule RC-C)__________ 2122      12,545                          4.a
       b.  LESS:  Allowance for loan and lease losses_____________________________ 3123         200                          4.b
       c.  LESS:  Allocated transfer risk reserve_________________________________ 3128           0                          4.c
                                                                                                      RCON
       d.  Loans and leases, net of unearned income, allowance, and reserve                           ----
            (item 4.a minus 4.b and 4.c)___________________________________________________________   2125            12,345 4.d
 5.    Trading assets______________________________________________________________________________   3545                 0 5.
 6.    Premises and fixed assets (including capitalized leases)____________________________________   2145               694 6.
 7.    Other real estate owned (from Schedule RC-M)________________________________________________   2150                 0 7.
 8.    Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)____   2130                 0 8.
 9.    Customers' liability to this bank on acceptances outstanding________________________________   2155                 0 9.
10.    Intangible assets (from Schedule RC-M)______________________________________________________   2143                 0 10.
11.    Other assets (from Schedule RC-F)___________________________________________________________   2160             2,070 11.
12.    a.  Total assets (sum of items 1 through 11)________________________________________________   2170           151,694 12.a
       b.  Losses deferred pursuant to U.S.C. 1823(j)______________________________________________   0306                 0 12.b
       c.  Total assets and losses deferred pursuant to 12 U.S.C. 1823(j)
             (sum of items 12.a and 12.b)__________________________________________________________   0307           151,694 12.c

(1) Includes cash items in process of collection and unposed debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3) Includes time certificates of deposit not held for trading.
(4) Report `term federal funds sold' in Schedule RC, item 4.a, `Loans and leases, net of unearned income,' and in Schedule RC-C, part 1.
(5) Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, `Federal funds sold.'

U.S. TRUST COMPANY OF TEXAS, N.A.           Call Date:  06/30/97          State #:   6797         FFIEC 034
2100 ROSS AVENUE, SUITE 2700                Vendor ID:  D                 Cert #:    33217           RC-2
DALLAS, TX  75201                           Transit #:  11101765
                                                                                                  ---------
                                                                                                      10
                                                                                                  ---------

SCHEDULE RC - CONTINUED

                                                                                                 Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.    Deposits:                                                                                     RCON
       a.   In domestic offices (sum of totals of                                                    ----
            columns A and C from Schedule RC-E)_________________________________ RCON                2200           116,013 13.a
                                                                                 ----
            (1) Noninterest-bearing(1) _________________________________________ 6631       8,660                           13.a.1
            (2) Interest-bearing________________________________________________ 6636     107,353
       b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs
            (1) Noninterest-bearing_____________________________________________________
            (2) Interest-bearing________________________________________________________
                                                                                                     RCON
                                                                                                     ----
14.    Federal funds purchased(2) and securities sold under agreements to repurchase________________ 2800                 0 14
15.    a.  Demand notes issued to the U.S. Treasury_________________________________________________ 2840                 0 15.a
       b.  Trading liabilities______________________________________________________________________ 3548                 0 15.b
16.    Other borrowed money:
       a.  WITH A REMAINING MATURITY OF ONE YEAR OR LESS____________________________________________ 2332             7,000 16.a
       b.  WITH A REMAINING MATURITY OF MORE THAN ONE YEAR THROUGH THREE YEARS______________________ A547             1,000 16.b
       c.  WITH A REMAINING MATURITY OF MORE THAN THREE YEARS_______________________________________ A548             3,000 16.c
17.    Not applicable
18.    Bank's liability on acceptances executed and outstanding_____________________________________ 2920                 0 18.
19.    Subordinated notes and debentures ___________________________________________________________ 3200                 0 19.
20.    Other liabilities (from Schedule RC-G)_______________________________________________________ 2930             1,990 20.
21.    Total liabilities (sum of items 13 through 20)_______________________________________________ 2948           129,003 21.
22.    Not applicable

EQUITY CAPITAL                                                                                       RCON             7,000 23.
                                                                                                     ----
23.    Perpetual preferred stock and related surplus________________________________________________ 3838
24.    Common stock_________________________________________________________________________________ 3230               500 24.
25.    Surplus (exclude all surplus related to preferred stock)_____________________________________ 3839             8,384 25.
26.    a.  Undivided profits and capital reserves___________________________________________________ 3632             6,512 26.a
       b.  Net unrealized holding gains (losses) on available-for-sale securities___________________ 8434               295 26.b
27. Cumulative foreign currency translation adjustments_____________________________________________
28.    a.  Total equity capital (sum of items 23 through 27)________________________________________ 3210            22,691 28.a
       b.  Losses deferred pursuant to 12 U.S.C. 1823(j)____________________________________________ 0306                 0 28.b
       c.  Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j)
           (sum of items 28.a and 28.b)_____________________________________________________________ 3559            22,691 28.c
29. Total liabilities, limited-life preferred stock, equity capital, and
    losses deferred pursuant to 12 U.S.C. 1823(j) (sum of items 21, 22, and 28.c)___________________ 2257           151,694 29.


MEMORANDUM
 TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

 1. Indicate in the box at the right the number of the statement below that best                     RCON               Number
    describes the most comprehensive level of auditing work performed for the                        ----               ------
    bank by independent external auditors as of any date during 1995________________________________ 6724               N/A M.1



1 = Independent audit of the bank conducted in accordance           4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by certified             external auditors (may be required by state chartering
    public accounting firm which submits a report on the  bank          authority)
2 = Independent audit of the bank's parent holding company          5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing            auditors
    standards by a certified public accounting firm which           6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company (but           external auditors
    not on the bank separately)                                     7 = Other audit procedures (excluding tax preparation
3 = Directors' examination of the bank conducted in accordance          work)
    with generally accepted auditing standards by a certified       8 = No external audit work
    public accounting firm (may be required by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report "term federal funds purchased" in Schedule RC, item 16,
    `Other borrowed money.'
(3) Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a, `Federal funds purchased.'